SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 20, 2001

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing that Chairman Stephen Joffe was interviewed by CEOcast on June 19, 2001.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated June 20, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: June 25, 2001	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Company Contacts:	Investor Relations Contacts:
LCA-Vision, Inc.	Lippert/Heilshorn & Associates, Inc.
Thomas E. Wilson, CEO	Bruce Voss (bvoss@lhai.com)
Alan H. Buckey, CFO	Zachary Bryant (zbryant@lhai.com)
(513) 792-9292	(310) 691-7100
www.lasikplus.com	www.lhai.com

FOR IMMEDIATE RELEASE

LCA-VISION'S CHAIRMAN INTERVIEWED BY CEOCAST

CINCINNATI (June 20, 2001) - LCA-Vision Inc. (Nasdaq NM: LCAV) (Nasdaq Europe: LCAV), a leading provider of value-priced laser vision correction services across the U.S., announced today that Chairman Stephen Joffe was interviewed by CEOcast on June 19, 2001.

The interview describes the Company's current activities as well as LCA Vision's plans for future growth. It is available at www.ceocast.com until Friday June 29th.

CEOcast is the premier source of original and syndicated streaming broadcast interviews of Chief Executive Officers at public and private news-making companies. Organized by industry, its analysts average over 15 years experience covering and evaluating Wall Street's leading companies.

LCA-Vision owns and operates 31 LasikPlus value-priced laser vision correction facilities in the U.S., as well as one center in Canada and one in Europe.

For additional information, please visit the Company's website at www.lasikplus.com.

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This release contains forward-looking statements that are subject to risks and uncertainties including but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.